Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)

Registration Statement (Form S-8 No.333-281491, 333-263459, 333-273773) pertaining to the Second Amended and Restated 2015 Stock Incentive Plan, the 2015 Employee Stock Purchase Plan and the 2022 Inducement Stock Incentive Plan, as amended of Astria Therapeutics, Inc.,

2)

Registration Statement (Form S-8 No. 333-206394) pertaining to the Amended and Restated 2008 Equity Incentive Plan, as amended, the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Astria Therapeutics, Inc.,

3)	Registration Statement (Form S-8 Nos. 333-210229, 333-216793, 333-223721) pertaining to the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Astria Therapeutics, Inc.,
4)

Registration Statement (Form S-8 Nos. 333-229643, 333-239114, 333-258633) pertaining to the Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan of Astria Therapeutics, Inc.,

5)	Registration Statement (Form S-3 Nos. 333-254174, 333-264911, 333-271848, and 333-276057) of Astria Therapeutics, Inc.;

of our report dated March 11, 2025, with respect to the consolidated financial statements of Astria Therapeutics, Inc. included in this Annual Report (Form 10-K) of Astria Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2025